SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

    Micro Component Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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


                        MICRO COMPONENT TECHNOLOGY, INC.
                             2340 WEST COUNTY ROAD C
                            ST. PAUL, MINNESOTA 55113

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          -----------------------------


To The Stockholders of
MICRO COMPONENT TECHNOLOGY, INC.

         The annual meeting of the stockholders of Micro Component Technology, Inc. will be held at the Marquette Hotel, Minnesota River Room, 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, November 4, 1998, at 3:30 p.m., for the purpose of considering and voting upon the following matters:

         1.       To elect a board of six directors.

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The directors have fixed the close of business on September 4, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Roger E. Gower
                                        President and CEO

St. Paul, Minnesota
October 2, 1998



PLEASE SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                        MICRO COMPONENT TECHNOLOGY, INC.
                             2340 WEST COUNTY ROAD C
                            ST. PAUL, MINNESOTA 55113


                          -----------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 4, 1998

                          -----------------------------

                                     GENERAL

         The enclosed Proxy is solicited by the Board of Directors of Micro Component Technology, Inc. (the "Company") in connection with the annual meeting of the stockholders of the Company to be held on Wednesday, November 4, 1998, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of the annual meeting. Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company. Any Proxy given pursuant to such solicitation may be revoked by the stockholder by communication in writing to the Secretary of the Company at any time prior to exercise of the Proxy. Proxies may also be revoked by delivery of a later dated Proxy or by voting in person. Shares represented by Proxies will be voted as specified in such Proxies on any matter identified in the Proxies. Subject to rules of the Securities and Exchange Commission, shares will be voted in the discretion of the Proxy holders on any other matter that may properly come before the meeting. Proxies and stockholder votes at the meeting will be tabulated by officers of the Company.

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock. It is anticipated that these proxy materials will be mailed to the stockholders on or about October 2, 1998.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only stockholders of record at the close of business on September 4, 1998, will be entitled to vote at the annual meeting. On that date, 7,394,300 shares of Common Stock were outstanding. Stockholders are entitled to one vote for each share of Common Stock held by him or her. The Common Stock does not have cumulative voting rights.

                              ELECTION OF DIRECTORS

         Six directors are to be elected at the meeting to hold office until the next annual meeting of stockholders following their election and until their respective successors are elected. It is the intention of the persons named in the accompanying form of Proxy to nominate and to vote such Proxy for the election of the persons named below. To be elected as a director, a nominee must receive the affirmative vote of a majority of the stockholders present at the meeting in person or by proxy. An abstention has the same effect as voting no.

         All of the nominees listed below are currently directors and have consented to be named in this Proxy Statement and to serve as directors if elected. If any such person should be unable to serve, or becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the Proxy will be voted for such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment. The names and ages of the intended nominees, their current positions with the Company, and the year each first became a director are as follows:

      Name and Age                         Position              Director Since
      ------------                         --------              --------------

Roger E. Gower, 58             Chairman of the Board,                 1995
                               President, Chief Executive
                               Officer, Secretary and Director

D. James Guzy, 62              Director                               1993

Donald J. Kramer, 66           Director                               1997

David M. Sugishita, 50         Director                               1994

Donald R. VanLuvanee, 54       Director                               1995

Patrick Verderico, 54          Director                               1992

         Mr. Gower joined the Company as Chairman of the Board, President, Chief Executive Officer and Director in April, 1995. Prior to that time, Mr. Gower was employed by Datamedia Corporation of Nashua, New Hampshire, a network and PC security software development company, where he served as President and Chief Executive Officer from 1991. Prior to 1991 he was President and Chief Executive Officer of Intelledex, Inc., a Corvallis, Oregon-based manufacturer of robotic and automation systems for the semiconductor and disk drive manufacturing industries. Earlier in his career, Mr. Gower served as President of Qume, a $200 million printer manufacturer and wholly-owned subsidiary of ITT, and as a general manager with Texas Instruments. Mr. Gower holds a BS degree in Electrical Engineering.

         Mr. Guzy became a director of the Company in July 1993. He has been President of the Arbor Company, a California limited partnership engaged in the electronics and computer industry, since 1969, and Chairman, President and Chief Executive Officer of SRC Computers, Inc., a supercomputer manufacturer, since 1997. Mr. Guzy is also a director of Intel Corporation, Cirrus Logic, Inc., Novellus Systems, Inc., Frame Technology Corporation, Alliance Capital Management Technology Fund and the Davis Selected Group of Mutual Funds.

         Mr. Kramer was appointed to the Board in February 1997 to fill a vacancy. He was also a director of the Company from 1986 to 1990, and from 1991 through 1995. He is currently a private investor. Until 1996, and for more than five years, he was a principal of TA Associates, a private equity capital firm located in Boston, Massachusetts. He is also a director of Robotic Vision Systems, Inc. and Total Control Products, Inc.

         Mr. Sugishita was appointed Senior Vice President of Finance and Chief Financial Officer in April 1994, and became a director of the Company in August 1994. Following the end of the term of his employment agreement in February 1995, Mr. Sugishita continued as an unpaid officer until September 25, 1996. Since July 1997, he has been the Senior Vice President and Chief Financial Officer of Synopsys, Inc., an electronic design automation company. From August 1995 through June 1997, he was Senior Vice President and Chief Financial Officer of Actel Corporation, a manufacturer of field programmable gate arrays. From 1991 until he joined the Company in 1994, he served as Vice President and Corporate Controller as well as Chief Accounting Officer at Applied Materials, Inc., a manufacturer of semiconductor wafer fabrication equipment. Mr. Sugishita has an MBA degree.

         Mr. VanLuvanee became a director of the Company in November 1995. He has been President and Chief Executive Officer of Electro Scientific Industries, Inc., a Portland, Oregon company which designs and manufactures sophisticated manufacturing equipment for the worldwide electronics industry, since July 1992. From 1991 to July 1992, he was President and Chief Executive Officer of Mechanical Technology Incorporated, a supplier of contract research and development services and a manufacturer of technologically advanced equipment. He is also a director of Electro Scientific Industries, Inc. and FEI Corporation.

         Mr. Verderico has been a director of the Company since December 1992. Since July 1997, he has been President and Chief Executive Officer of Integrated Packaging Assembly Corporation, a semiconductor packaging foundry. From May 1997 to July 1997, he was Executive Vice President and Chief Operating Officer of that corporation. From August 1996 through April 1997, he was an independent business consultant. From April 1996 through July 1996 he served as Chief Operating Officer and Executive Vice President of Maxtor Corporation. From January 1994 through March 1996, he was Vice President, Finance and Chief Financial Officer of Creative Technology, Ltd., a California and Singapore based manufacturer and distributor of multi-media products. From October 1992 to January 1994, he was Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor, Inc., a manufacturer of integrated circuits. He is also a director of Integrated Packaging Assembly Corporation and Catalyst Semiconductor.

         Directors serve until the next annual meeting of the stockholders at which their successors are elected, or until their prior resignation, removal or incapacity.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During fiscal 1998, the Company's Board of Directors met five times. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and committees of the Board on which he served. Standing committees of the Board of Directors include the Audit Committee and the Compensation Committee.

         The Audit Committee recommends the selection of the Company's independent accountants, approves the services performed by such accountants, and reviews and evaluates the Company's financial and reporting systems and the adequacy of internal controls for compliance with corporate guidelines. Members of the Audit Committee, which consists of four outside directors, are D. James Guzy, Donald J. Kramer, Donald R. VanLuvanee and Patrick Verderico. The Audit Committee met one time in fiscal 1998.

         The Compensation Committee reviews and recommends to the Board compensation arrangements for all executive officers of the Company. In addition, the Compensation Committee is responsible for administration of the Company's Incentive Stock Option Plan, Employee Stock Purchase Plan, and its cash bonus plans. Members of the Compensation Committee, which consists of four outside directors, are D. James Guzy, David M. Sugishita, Donald R. VanLuvanee and Patrick Verderico. The Compensation Committee met three times in fiscal 1998.

COMPENSATION OF DIRECTORS

         Directors are paid out-of-pocket expenses plus $1,500 for each Board meeting which they attend. On November 5, 1997, Messrs. Verderico, Guzy, VanLuvanee, Kramer and Sugishita were each granted nonqualified options for 10,000 shares of Common Stock, at a price of $3.38 per share, pursuant to the Stock Option Plan for Outside Directors, upon their reelection as directors at the Annual Meeting of Stockholders. All options granted under the Plan become exercisable in 50 percent increments on the first and second anniversaries of the date of grant. The options must be exercised within five years after the date of grant or, if earlier, within 12 months after the director ceases being a director. Directors who are employees of the Company receive no compensation for their services as directors.

                               EXECUTIVE OFFICERS

         The names and ages of the executive officers, their current positions with the Company, and their years of appointment are as follows:


       Name and Age                          Position              Officer Since
       ------------                          --------              -------------

Roger E. Gower, 58           Chairman of the Board, President,         1995
                             Chief Executive Officer, Secretary
                             and Director

Jeffrey S. Mathiesen, 37     Vice President and Chief Financial        1996
                             Officer

Dennis Nelson, 52            Executive Vice President of Sales         1996
                             and Marketing

Lawrence J. Brezinski, 47    Vice President of Engineering             1998

John Kingery, 43             Chief Technical Officer                   1995


         The business experience of Mr. Gower is described in the previous section.

         Mr. Mathiesen joined the Company as Vice President and Chief Financial Officer in September 1996. Prior to that time, he was employed by Recovery Engineering, Inc., a manufacturer and marketer of proprietary water purifiers and filters, from 1991 to 1996 where he was Vice President and Chief Financial Officer and previously Controller. Previously, he was Corporate Controller at Osmonics, Inc., a manufacturer of water filtration and purification systems. Mr. Mathiesen is a Certified Public Accountant.

         Mr. Nelson joined the Company as Executive Vice President of Sales and Marketing in June 1996. Prior to that time, Mr. Nelson was employed by Credence Systems Corporation, a manufacturer of test systems for the semiconductor industry, for seven years as Vice President of Western Sales. Prior to 1989, he worked for over thirteen years for Teradyne, Inc., also a manufacturer of test systems for the semiconductor industry, working in engineering and several different sales and sales management positions. He holds a B.S. Degree in Electrical Engineering.

         Mr. Brezinski joined the Company as Vice President of Engineering in August 1998. Prior to that time, he was employed by General Dynamics Information Systems, a developer of information system solutions for the defense industry, for four years where he was the Manager of Systems Engineering. Prior to 1994, Mr. Brezinski worked for twenty-one years for both defense and commercial companies including McDonnell Douglas Corporation, Control Data Corporation, Robert Shaw Controls Corporation, and Martin Marietta Corporation in engineering and program management positions. He holds a B.S. Degree in Electrical Engineering from Michigan State University and a Masters Degree in Business Administration from the University of St. Thomas.

         Mr. Kingery joined the Company in 1980. He was appointed Chief Technical Officer in July 1998. He was Vice President of Engineering from 1995 until July 1998. Prior to that time, Mr. Kingery held numerous positions in Engineering, Marketing and Management. He has been responsible for bringing most of the Company's products through development and/or to market, from the 3600s, through the 4600/4610s, to the current 7632. He holds a B.S. degree in Mechanical Engineering.

         Executive officers serve indefinite terms which expire when their successors are appointed, or until their prior resignation, removal or incapacity.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table contains summary information concerning the annual compensation paid by the Company for fiscal 1998, 1997, and 1996 to (a) the Company's Chief Executive Officer, and (b) each of the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1998 and whose salary and bonus for fiscal 1998 exceeded $100,000:

                                                                             Number of
                                             Annual Compensation               Shares
                                    -------------------------------------    Underlying
                                    Salary and               Other Annual     Options       All Other
Name & Principal Position   Year    Commission     Bonus     Compensation     Granted    Compensation(1)
-------------------------   ----    ----------     -----     ------------    ----------  ---------------
Roger E. Gower              1998    $ 252,500    $       0   $ 45,773(2)      100,000        $  1,020
Chairman, President,        1997    $ 252,500    $       0   $ 42,475(2)            0        $      *
CEO & Secretary             1996    $ 252,500    $ 100,000   $ 34,131(2)            0        $      *

Dennis Nelson,              1998    $ 204,332    $       0   $  1,681               0        $  1,681
Executive Vice President    1997    $ 195,500    $       0   $      0               0        $      *
of Sales & Marketing(3)     1996    $   2,788    $       0   $      0          90,000        $      *

John Kingery,               1998    $ 113,045    $       0   $      0               0        $  1,193
Vice President of           1997    $ 107,577    $       0   $      0          40,000        $      *
Engineering                 1996    $ 100,000    $       0   $      0               0        $      *

Jeffrey S. Mathiesen,       1998    $ 106,923    $       0   $      0               0        $  1,137
Vice President and Chief    1997    $  76,154    $       0   $      0          75,000        $      *
Financial Officer(3)        1996    $       0    $       0   $      0               0        $      *

*    Indicates less than $1,000 of retirement plan contributions.
(1)  Includes vested retirement plan contributions made by the Company.
(2) Includes costs for local residence, automobile allowance and travel to Boston.
(3) Mr. Nelson joined the Company in June 1996 and Mr. Mathiesen joined the Company in September 1996.

STOCK OPTION GRANTS

         The following table contains information concerning the grant of stock options during fiscal 1998 to the executive officers named in the Summary Compensation Table:

                                                                              Potential Realizable Value
                        Number of                                             at Assumed Rate of Stock
                        Shares        Percent of                              Price Appreciation for
                        Underlying    Total Options                           Option Term
                        Options       Granted to      Exercise   Expiration   --------------------------
         Name           Granted       Employees       Price      Date            5%            10%
         ----           ----------    ---------       --------   ----------     ----          -----
Roger E. Gower          100,000       33%             $1.56      2003         $42,000        $96,000

Dennis Nelson                 0        -               -          -            -              -

John Kingery                  0        -               -          -            -              -

Jeffrey S. Mathiesen          0        -               -          -            -              -


         In addition to the option grants described in the above tables, on September 30, 1997, the Company granted the following options to the executive officers named in the Summary Compensation Table: Mr. Gower - 58,000 shares; Mr. Nelson - 42,000 shares; Mr. Kingery - 25,000 shares; and Mr. Mathiesen - 25,000 shares. Vesting of the options was contingent on the Company's attainment of certain net income levels for fiscal 1998. Those levels were not attained and all of the options were forfeited.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table contains information concerning the aggregated option exercises during fiscal 1998 and the year-end option values for the executive officers named in the Summary Compensation Table:

                                                Number of Shares Underlying    Value of In-the-Money
                          Shares                    Unexercised Options at      Unexercised Options at
                         Acquired      Value          Fiscal Year-End             Fiscal Year-End
         Name           On Exercise   Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
         ----           -----------   --------   -------------------------   -------------------------
Roger E. Gower               0          $ 0                300,000/100,000              */*

Dennis Nelson                0          $ 0                  45,000/45,000              */*

John Kingery                 0          $ 0                  50,000/30,000              */*

Jeffrey S. Mathiesen         0          $ 0                  18,750/56,250              */*


-------------
* Option exercise price exceeded market price at fiscal year-end.

AGREEMENTS WITH OFFICERS

         Effective March 28, 1995, the Company entered into an employment agreement with Mr. Gower. The current agreement may be terminated by either party with 60 days prior written notice. The agreement will also terminate upon the death, disability or breach of the agreement by Mr. Gower. In the event Mr. Gower's employment is terminated by the Company with 60 days prior written notice, the Company will continue to pay Mr. Gower his then current base salary for 12 months thereafter.

         Mr. Nelson has an Employment Agreement with the Company which provides that in the event of a change in control of the Company which results in a change in his position as Executive Vice President, or a substantial diminution in his responsibilities, he may elect to terminate the agreement and receive his then-current base salary and insurance benefits for 12 months thereafter. The same benefits are payable if the Company elects to terminate Mr. Nelson's employment while a change in control is being negotiated.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors (the "Committee") operates pursuant to a Charter adopted by the Board of Directors on July 9, 1997. The Charter includes a mission statement which states that the Committee's mission is to ensure that the Company's executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company's overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company's industry; (3) to promote the Company's pay-for-performance philosophy; and (4) to ensure that the Company's compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

         Pursuant to the Charter, the Committee is appointed by the Board and is comprised of two or more outside directors. The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the chief executive officer and other key executives; (2) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (3) act as the administrative committee for the Incentive Stock Option Plan, the Employee Stock Purchase Plan, and any other incentive or purchase plans established by the Company; (4) consider and approve grants of incentive stock options, nonqualified stock options, restricted stock or any combination to any employee; and (5) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement.

         It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the above objectives. The primary elements of the executive compensation program are base salary, annual incentives, and long-term incentives.

BASE SALARY

         Base salaries of the Company's executive officers are intended to be competitive with the median base salaries paid by other corporations similar to the Company and to serve as a platform for performance-based (incentive) pay. Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and nature of the business. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees.

ANNUAL INCENTIVES

         The Company currently maintains a bonus plan for its executive officers. Bonus payments are contingent on performance of the Company and no bonuses were paid for fiscal 1998 or 1997.

LONG-TERM INCENTIVES

         The Incentive Stock Option Plan is the basis of the Company's long-term incentive plan for executive officers and other key employees. The objective of the plan is to align executives' long-term interests with those of the stockholders by creating a direct incentive for executives to increase stockholder value. The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of five years. The options generally vest and become exercisable over a period of two to four years following the date of grant. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

         The Company also maintains the Employee Stock Purchase Plan, pursuant to which eligible employees can contribute between two and ten percent of their base pay to purchase up to 1,000 shares of Common Stock per year. The shares are issued by the Company at a price per share equal to 85 percent of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee determines compensation for the Chief Executive Officer on an annual basis. Mr. Gower's current base salary was established by the Compensation Committee, and became effective in April 1995. The Committee believes that this base salary is consistent and competitive with salaries paid to Chief Executive Officers of semiconductor manufacturing companies similar in size to the Company. Mr. Gower received no bonus for fiscal 1998 or 1997.

CONCLUSION

         The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and stockholder value.

D. James Guzy
David M. Sugishita
Donald R. VanLuvanee
Patrick Verderico

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period beginning with the Company's initial public offering on October 8, 1993, and ending June 27, 1998, with the cumulative total return on the NASDAQ Total Return Index and the Hambrecht & Quist Semiconductor Index over the same period (assuming the investment of $100 in the Company's Stock, the NASDAQ Total Return Index and the Hambrecht & Quist Semiconductor Index on October 8, 1993 and the reinvestment of all dividends).







                               OCTOBER 8,   JUNE 25,   JUNE 24,   JUNE 29,   JUNE 28,   JUNE 27,
         PERIOD ENDED             1993        1994       1995       1996       1997       1998
         ------------             ----        ----       ----       ----       ----       ----
Micro Component Technology, Inc.  100        36.36      29.55      32.95      31.82       9.66

NASDAQ Total Return Index         100        92.90     124.01     159.20     193.70     255.54

H&Q Semiconductor Index           100        97.75     191.15     142.07     257.65     211.19


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Common Stock as of September 4, 1998, (i) by each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) by each of the Company's executive officers named in the Summary Compensation table, (iii) by each of the Company's directors, and
(iv) by all of the executive officers and directors as a group:

                                                       Shares Beneficially Owned
                                                       -------------------------

Name and Address of Beneficial Owner                      Number      Percent
------------------------------------                      ------      -------

FIVE PERCENT STOCKHOLDERS
Perkins Capital Management, Inc. (1)                    1,654,950      23.38%
  730 East Lake Street
  Wayzata, MN 55391-1789

Kopp Investment Advisors, Inc. (2)                        584,900       7.91%
  6600 France Avenue South
  Edina, MN 55435

DIRECTORS AND EXECUTIVE OFFICERS
Roger E. Gower (3)                                        300,000       3.90%
Dennis Nelson (3)                                          55,000           *
John Kingery (3)                                           52,550           *
Jeffrey S. Mathiesen (3)                                   45,100           *
D. James Guzy (3)                                          77,472       1.04%
Donald J. Kramer (3)                                        5,000           *
David M. Sugishita (3)                                      5,000           *
Donald R. VanLuvanee (3)                                   25,000           *
Patrick Verderico (3)                                      25,000           *
All directors and executive officers as a group (ten      590,122       7.46%
in number) (3)

---------------

* Denotes less than 1% of shares outstanding.

(1) Perkins Capital Management, Inc. is a registered investment advisor. Includes shares held for clients, shares held by Perkins Opportunity Fund, and shares held by officers.

(2) Kopp Investment Advisors, Inc. is a registered investment advisor. Includes 80,000 shares owned by Leroy C. Kopp.

(3) Includes shares deemed beneficially owned by virtue of the right to acquire them within 60 days pursuant to exercise of the Company's stock options as follows: Mr. Gower - 300,000; Mr. Nelson - 45,000; Mr. Kingery - 50,000; Mr. Mathiesen - 37,500; Mr. Guzy - 25,000; Mr. Kramer - 5,000; Mr. Sugishita - 5,000; Mr. VanLuvanee - 25,000; Mr. Verderico - 25,000; and all directors and executive officers as a group - 517,500.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and ten-percent stockholders to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from such persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and ten-percent stockholders were complied with for fiscal 1998.

                             INDEPENDENT ACCOUNTANTS

         Deloitte & Touche L.L.P. have been the independent accountants of the Company since July 1992, and are expected to be retained for the fiscal year ending June 26, 1999. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will respond to appropriate questions.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board of Directors will be voted in accordance with the judgment of the person or persons voting the proxies, subject to rules of the Securities and Exchange Commission.

                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders of the Company intended to be presented at the Company's next annual meeting of stockholders must be sent to the Secretary of the Company at the above address. It is now anticipated that the next annual meeting will be held on November 3, 1999. In order for any stockholder proposals to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to that meeting, the proposal must be submitted by May 22, 1999. If the proposal is submitted after that date but before September 19, 1999, it will not be included in the Company's Proxy Card but may be referred to in the Proxy Statement in accordance with rules of the Securities and Exchange Commission. If the proposal is submitted after September 19, 1999, it will be considered untimely and not included in any of the Company's proxy materials.

                        MICRO COMPONENT TECHNOLOGY, INC.
                                      PROXY
                          ANNUAL STOCKHOLDERS' MEETING
                                NOVEMBER 4, 1998

     The undersigned stockholder of Micro Component Technology, Inc. ("MCT"), does hereby constitute and appoint Roger Gower, President and Chief Executive Officer, and Jeffrey Mathiesen, Vice President and Chief Financial Officer, as his or her proxy, with full power of substitution, to attend the Annual Meeting of the Stockholders of MCT to be held at 3:30 p.m. on Wednesday, November 4, 1998, at the Marquette Hotel, Minnesota River Room, 710 Marquette Avenue, Minneapolis, Minnesota, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all stock of MCT held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below. The undersigned hereby revokes any other proxy previously given by him or her.


1.   ELECTION OF DIRECTORS:    [ ]  FOR all nominees listed below
                                    (except as specified to the contrary
                                    below).

                               [ ]  AGAINST all nominees listed below.

     Roger E. Gower, D. James Guzy, Donald J. Kramer, David M. Sugishita, Donald
     R. VanLuvanee, Patrick Verderico.

     To withhold authority to vote for any individual nominee, write that nominee's name here: _________________________________________.

2. In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

                                        Date:_____________________, 1998.


                                        Please date and sign above exactly as
                                        name appears at the left, indicating,
                                        where appropriate, official capacity. If stock is held in joint tenancy, each joint owner must sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.